EXHIBIT 10.03

Contribution Agreement

This Contribution Agreement (the “Agreement”), effective as of January 2, 2016, by and between Elizabeth Rosellini, an individual (“Transferor”) and Nexeon MedSystems Inc, a Nevada corporation (“Transferee”).

WHEREAS, Transferor owns shares of Restricted Common Stock of Telemend Medical Inc, and shares of Restricted Common Stock of Nuvinat Medical Inc. and wishes to contribute said Shares to Transferee. Transferee whishes to acquire said Shares from Transferor.

WHEREAS, Transferor and Transferee desire to enter into this Agreement pursuant to which Transferor will transfer the Shares to Transferee in exchange for One Million Eight Hundred Thousand (1,800,000) shares of Restricted Common Stock of Transferee.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Contribution of Assets. On the terms and subject to the conditions set forth in this Agreement, Transferor owns Two Hundred Fourteen (214) shares of Restricted Common Stock of Telemend Medical Inc, a Delaware corporation, and Sixty Thousand (60,000) shares of Restricted Common Stock of Nuvinat Medical Inc, a Nevada corporation (collectively the “Shares”) and upon the terms and subject to the conditions set forth in this Agreement Transferor hereby transfers all of her right, title, and interest, free and clear of any and all liens or encumbrances, in and to the Transferee.

2.       Consideration. As consideration for the contribution of the Shares by Transferor to Transferee, Transferor will receive One Million Eight Hundred Thousand (1,800,000) shares of Transferee’s Restricted Common Stock.

3.       Representations and Warranties of the Transferors. Transferor represents and warrants to Transferee that:

(a)       Authority. Transferor has all requisite personal power, authority and capacity to execute and deliver this Agreement, to carry out her obligations hereunder, and to consummate the transactions contemplated hereby. Transferor has obtained all necessary approvals for the execution and delivery of this Agreement, the performance of her obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Transferor and (assuming due authorization, execution and delivery by Transferee) shall constitute Transferor’s legal, valid and binding obligation, enforceable against her in accordance with its terms.

4.       Representations and Warranties of the Transferee. Transferee represents and warrants to Transferor that:

(a)       Organization of Transferee. Transferee is corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

(b)       Authority. Transferee has all requisite corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Transferee has obtained all necessary company approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Transferee and (assuming due authorization, execution and delivery by Transferor) shall constitute Transferee’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

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5.       Further Assurances. Transferor and Transferee agree to execute any and all documents and instruments of transfer, assignment, assumption or novation and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

6.       Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

7.       Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.       No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

9.       Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

10.     Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Texas.

12.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement to be effective as of the date first above written.

Nexeon MedSystems Inc

By:	/s/ Ron Conquest
Ron Conquest, COO

By:	/s/ Elizabeth Rosellini
Elizabeth Rosellini, Individually

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